Tompkins Financial Corporation S-3

EXHIBIT 23.1

KPMG LLP 265 Clinton Square Rochester, NY 14604-1701

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 1, 2021, with respect to (i) the consolidated statements of condition of Tompkins Financial Corporation as of December 31, 2020 and 2019 and the related consolidated statements of income, comprehensive income, cash flows and changes in shareholders’ equity for each of the years in the three-year period ended December 31, 2020 and the related notes (collectively the consolidated financial statements), and financial statements (ii) the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of Tompkins Financial Corporation, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Prospectus.

Rochester, New York
July 27, 2021

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